EXHIBIT 99.1

ROSETTA RESOURCES INC. TO PRESENT AT THE 2012 IPAA OGIS NEW YORK CONFERENCE

HOUSTON, TEXAS, April 10, 2012 / GLOBENEWSWIRE / -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) announced today that John E. Hagale, Executive Vice President, Chief Financial Officer and Treasurer, and James E. Craddock, Senior Vice President, Drilling and Production Operations, will present at the 2012 IPAA OGIS Conference held in New York, NY on Wednesday, April 18, 2012 at 1:35 p.m. Eastern Time.

A copy of the presentation will be available at www.rosettaresources.com under “Investor Relations” prior to the event.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in the United States of America. The Company is one of the leading players in the Eagle Ford shale in South Texas and holds an exploratory position in the Southern Alberta Basin in northwest Montana. Rosetta is a Delaware Corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

[ROSE-G]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2011, which can be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

SOURCE: Rosetta Resources Inc.
Investor Contact:
John E. Hagale
Executive Vice President,
Chief Financial Officer and Treasurer
info@rosettaresources.com